UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 27, 2022

Avient Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 27, 2022, Avient Corporation (the “Company”) elected to exercise its optional redemption rights to redeem the entire outstanding $600,000,000 aggregate principal amount of the Company’s 5.25% Senior Notes due March 15, 2023 (the “Notes”), and instructed Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the indenture governing the Notes, to issue on such date a Conditional Notice of Full Redemption to registered holders of the Notes. The date fixed for the redemption of the Notes is November 2, 2022 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) the Applicable Premium (as defined in the indenture governing the Notes) as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”). The Company’s obligation to redeem the Notes and pay the Redemption Price on the Redemption Date is conditioned on the consummation by the Company on or prior to the Redemption Date of its pending disposition of its Distribution business. The foregoing does not constitute a notice of redemption with respect to any of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By: /s/ Lisa K. Kunkle

Name: Lisa K. Kunkle
Title: Senior Vice President, General Counsel and Secretary
Dated: September 27, 2022